UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  May 8, 2014

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Shared Services Agreement

On May 8, 2014, Constellation Energy Partners LLC (the “Company”) and SP Holdings, LLC (the “Manager”), an affiliate of Sanchez Oil & Gas Corporation (“SOG”), entered into a Shared Services Agreement (the “Services Agreement”) pursuant to which Manager will provide all services that the Company requires to operate its business, including overhead, technical, administrative, marketing, accounting, operational, information systems, financial, compliance, insurance, professionals and acquisition, disposition and financing services.  In connection with providing the services under the Services Agreement, Manager will receive compensation consisting of:  (i) a quarterly fee equal to 0.375% of the value of the Company’s properties other than its assets located in the Midcontinent region, (ii) a $1,000,000 administrative fee, with $500,000 paid on May 8, 2014 and $500,000 to be paid on the date that Manager provides notice of its commitment to provide services under the Shared Services Agreement (the “In-Service Date”), (iii) reimbursement for all allocated overhead costs as well as any direct third-party costs incurred, and (iv) for each asset acquisition, asset disposition and financing, a fee not to exceed 2% of the value of such transaction.  Each of the foregoing fees (not including the reimbursement of costs) will be paid in cash unless Manager elects for such fee to be paid in equity of the Company.  In addition, upon the first acquisition of assets from an affiliate of Manager, the Company is required to amend its operating agreement and issue a new class of incentive distribution rights to Manager as set forth on Exhibit A to the Services Agreement.

The Services Agreement has a ten-year term and will be automatically renewed for an additional 10 years unless both Manager and the Company provide notice to terminate the agreement.  The Services Agreement can be terminated early (i) by either party at any time after 24 months from the In-Service Date with six months’ notice to the other party, (ii) by either party if there is an uncured material breach thereunder by the other party or (iii) by the Company if there is a change in control of Manager and the Company pays the termination payment discussed below.  If there is a termination of the Services Agreement other than by either party at the end of the agreement’s term, by the Company for a breach by Manager, by Manager because the conditions precedent to the In-Service Date have not been satisfied or by either party because the In-Service Date has not occurred by December 31, 2014, then the Company will owe a termination payment to Manager equal to $5,000,000 plus 5% of the transaction value of all asset acquisitions theretofore consummated; if the Company terminates after the 24-month anniversary of the In-Service Date upon six months’ notice, the Company will also owe to Manager all costs and expenses of Manager that result from such termination.

Under the Services Agreement, the Company has agreed to indemnify Manager for breaches of representations and warranties and all losses arising from the provision of services other than those arising from Manager’s gross negligence, willful misconduct and fraudulent conduct.  The Company has also agreed to reimburse Manager for all costs incurred in connection with any unitholder claim arising out of the Services Agreement and three related agreements described below.  Manager has agreed to indemnify the Company for Manager’s gross negligence, willful misconduct and fraudulent conduct, with the maximum liability for the foregoing within any 12 month period under the Services Agreement and the three related agreements described below not exceeding the amount of the fees paid to Manager under the Services Agreement, unless the losses are covered by the Company’s insurance, in which case the maximum liability will be reduced by the amount recovered by such insurance.  There is no liability for consequential damages.

Under the Services Agreement, the Company and its directors and chief executive officer have released Manager and its affiliates from all claims that may exist as of the date of the agreement, including those relating to the contribution agreement entered into in August 2013, the Company’s securities or the recently settled litigation with Constellation Energy Partners Management, LLC (“CEPM”).  Manager and its affiliates have released the Company and its related parties from any diminution in value claim that may result from the costs and expenses paid by the Company in efforts expended to settle the litigation with CEPM.

The foregoing description of the Shared Services Agreement is not complete and is qualified in its entirety by the actual agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Contract Operating Agreement

On May 8, 2014, the Company and SOG entered into a Contract Operating Agreement (the “Operating Agreement”) pursuant to which SOG has agreed either to provide all services to operate, develop and produce the Company’s oil and gas properties or to engage a third-party operator to do so, other than with respect to the Company’s properties in the Midcontinent region.  In connection with providing the services under the Operating Agreement, SOG will be reimbursed for all direct charges incurred under COPAS.

The Operating Agreement will continue in existence until termination or expiration of the Services Agreement or the Transition Agreement (described below).  The Operating Agreement can be terminated early by either party at any time after 24 months from the In-Service Date with six months’ notice to the other party or by either party if there is an uncured material breach thereunder by the other party.  The indemnification and liability provisions in the Operating Agreement are similar to those in the Services Agreement, as described above.

The foregoing description of the Operating Agreement is not complete and is qualified in its entirety by the actual agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Transition and Assistance Agreement

On May 8, 2014, the Company, Manager and SOG entered into a Transition and Assistance Agreement (the “Transition Agreement”) pursuant to which the Company has agreed to make available to Manager and SOG certain of the Company’s employees for SOG or Manager to provide services under the Services Agreement and Operating Agreement.  No compensation is paid by any party for the provision or use of employees under the Transition Agreement.  All employees remain under the day-to-day control of the Company, and the Company retains the right to terminate employees and has no obligation to hire new employees.  SOG has the right to hire any Company employees and thereafter, SOG will be responsible for all costs and expenses of such employees.

The Transition Agreement will continue in existence until termination or expiration of both the Services Agreement and the Operating Agreement.  The Transition Agreement can be terminated early by any party if there is an uncured material breach by another party, and SOG and Manager have the right to terminate the Transition Agreement, with respect to their obligations only, upon the expiration or termination of the Operating Agreement or Services Agreement, respectively.  The indemnification and liability provisions in the Transition Agreement are similar to those in the Services Agreement, as described above.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by the actual agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Seismic License Agreement

On May 8, 2014, the Company, SOG and certain subsidiaries of the Company entered into a Geophysical Seismic Data Use License Agreement (the “License Agreement”) pursuant to which SOG provides to the Company a non-exclusive, royalty-free license to use seismic, geophysical and geological information relating to the Company’s oil and gas properties that is proprietary to SOG and not restricted by agreements that SOG has with landowners or seismic data vendors.  The License Agreement will continue in effect until termination or expiration of the Services Agreement or such earlier date if the Company is acquired.  SOG also has the right to terminate the License Agreement if there is an uncured material breach by the Company thereunder.  The indemnification and liability provisions in the License Agreement are similar to those in the Services Agreement, as described above.

The foregoing description of the License Agreement is not complete and is qualified in its entirety by the actual agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;   Compensatory Arrangements of Certain Officers.

On May 6, 2014, the Compensation Committee of the Company’s Board of Managers awarded retention awards of notional or phantom units to certain employees of the Company, including the Chief Executive Officer and Chief Financial Officer, to induce them to remain employed with the Company for a certain period of time.  The awards were granted under the Company’s 2009 Omnibus Incentive Compensation Plan and Long-Term Incentive Plan.  Under the terms of the awards, the notional or phantom units will fully vest on the earliest to occur of March 15, 2015, the occurrence of the In-Service Date or the consummation of a change of control (as defined in the applicable award agreement).  Any notional or phantom units that are unvested on the date on which the recipient’s employment with the Company is terminated shall be forfeited.

The foregoing description of the awards is not complete and is qualified in its entirety by the actual award agreements, copies of which are attached hereto as Exhibits 10.5 and 10.6 and incorporated herein by reference.

Item 8.01 Other Events.

On May 8, 2014, the Company issued a press release regarding entering into the agreements described in Item 1.01 above.  A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1

Exhibit Number	Description

10.1	Shared Services Agreement, dated May 8, 2014, between Constellation Energy Partners LLC and SP Holdings, LLC.

10.2	Contract Operating Agreement, dated May 8, 2014, between Constellation Energy Partners LLC and Sanchez Oil & Gas Corporation.
10.3	Transition and Assistance Agreement, dated May 8, 2014, between Constellation Energy Partners LL, SP Holdings, LLC and Sanchez Oil & Gas Corporation.
10.4	Geophysical Seismic Data Use License Agreement, dated May 8, 2014, between Constellation Energy Partners, LLC, certain subsidiaries thereof, and Sanchez Oil & Gas Corporation.
10.5	Form of Grant Agreement Relating to 2014 Retention Award in the Form of Notional Units.
10.6	Form of Grant Agreement Relating to 2014 Retention Award in the Form of Phantom Units.
99.1	Press Release, dated May 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: May 8, 2014	By:	/s/ Charles C. Ward
Charles C. Ward Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Shared Services Agreement, dated May 8, 2014, between Constellation Energy Partners LLC and SP Holdings, LLC.

10.2	Contract Operating Agreement, dated May 8, 2014, between Constellation Energy Partners LLC and Sanchez Oil & Gas Corporation.
10.3	Transition and Assistance Agreement, dated May 8, 2014, between Constellation Energy Partners LL, SP Holdings, LLC and Sanchez Oil & Gas Corporation.
10.4	Geophysical Seismic Data Use License Agreement, dated May 8, 2014, between Constellation Energy Partners, LLC, certain subsidiaries thereof, and Sanchez Oil & Gas Corporation.
10.5	Form of Grant Agreement Relating to 2014 Retention Award in the Form of Notional Units.
10.6	Form of Grant Agreement Relating to 2014 Retention Award in the Form of Phantom Units.
99.1	Press Release, dated May 8, 2014.